Exhibit 13.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, of the Chief Financial Officer

In connection with the Annual Report of Tufin Software Technologies Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Wakileh, do certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

a)
The annual report of the company for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

b)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the company.

By:	/s/ Jack Wakileh
Title:	Chief Financial Officer

Date: March 18, 2020